                                  EXHIBIT 10.22


                            DATED:  December 6, l996


                             ----------------------


                              VENTURE SEISMIC LTD.


                                     - to -


                                  ROYNAT INC.


                             ----------------------


                                 $7,000,000.00


                                   DEBENTURE


                             ----------------------


                                Ballem MacInnes
                           Barristers and Solicitors
                                   18th Floor
                             First Canadian Centre
                             350 - 7th Avenue S.W.
                                CALGARY, Alberta
                                    T2P 3N9


                            File Number:  10057-107


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DEBENTURE - FLOATING RATE

Issued to: RoyNat Inc.
           4500 Canterra Tower
           400 - 3rd Avenue S.W.
           Calgary, Alberta  T2P 4H2
           Facsimile No. 269-7701

                              Venture Seismic Ltd.
                            3110 - 80th Avenue S.E.
                                Calgary, Alberta
                                    T2C 1J3

                                   DEBENTURE

$7,000,000.00                                           December 6, l996

1. Venture Seismic Ltd. (the "Company") for value received hereby promises to pay to RoyNat Inc. ("RoyNat"), at its address specified above, the principal amount of Seven Million Dollars ($7,000,000.00) in the manner hereinafter provided, together with all other moneys which may from time to time be owing hereunder or pursuant hereto.

2. Principal Payments. Subject to the provisions of this Debenture, the principal amount of this Debenture shall become due and payable by 50 monthly instalments, each in the amount of $140,000.00, payable on the 15th day of each month from and including January 15, l997 to and including February 15, 2001 and the balance of the said principal amount, together with interest thereon and all other moneys owing hereunder, shall become due and payable on the 15th day of February, 2001.

3. Interest. Interest shall be payable on the 15th day of each month on the balance from time to time outstanding of the principal amount of this Debenture, any overdue interest and any other moneys due and payable hereunder, both before and after maturity, default or judgment, at the rate of interest per annum (the "Loan Rate") which is 2.75% greater than RoyNat's Floating Base Rate for the Applicable Period calculated and compounded monthly, computed from the respective dates of advance of the moneys by RoyNat to the Company until payment in full of all moneys owing hereunder. RoyNat shall notify the Company at least five days prior to each interest payment date of RoyNat's Floating Base Rate for the Applicable Period but the non-receipt of any such notice by the Company or the failure of RoyNat to give such notice shall in no way limit or negate the obligation of the Company to pay interest on such payment date. The first interest payment date shall be January 15, l997.

4. Redemption. The Company may redeem this Debenture prior to maturity either in whole at any time or, when not in default hereunder, in part from time to time on not less than 30 days' written notice at a price equal to the principal amount being redeemed plus an additional amount equal to three months' interest on such principal amount at the Loan Rate in effect on the date fixed by the Company for redemption and together in each case with accrued and unpaid interest on such principal amount to the date fixed for redemption and, in the case of redemption in whole, all other moneys owing hereunder. The Company shall have no other right of prepayment.

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                                     - 2 -

     Notwithstanding the foregoing paragraph, the Company may, when not in default hereunder, on not less than 10 days' written notice, redeem up to 15% of the principal amount outstanding on the date fixed by the Company for redemption at a price equal to the principal amount being redeemed, together with accrued and unpaid interest on such principal amount to the date fixed for redemption. This right may be exercised once during each 12 month period following the date of the initial advance of funds hereunder, and shall be non-cumulative.

4A. Conversion to Fixed Interest Rate. The Company may at any time request that RoyNat provide a quotation as to the availability of fixed interest rates on the principal of this Debenture. Within 60 days after receipt of such request, RoyNat shall provide a written offer to the Company, offering specified rates of interest for a selection of fixed interest periods as RoyNat may then be able to provide and specifying a date from which the conversion would be effective (the "Conversion Date"). Such rates of interest shall be 2.75% above RoyNat's Term Base Rate for the relevant periods. The offer shall stipulate any extensions of the term of this Debenture that RoyNat may require. If the Company accepts such offer by selecting the applicable interest rate and fixed interest period, the rate so specified and accepted shall be the "Loan Rate" for all purposes of this Debenture from and after the Conversion Date for the fixed interest period selected. If such period expires before the end of the agreed extended term, the rate of interest on this Debenture shall revert to the variable rate, provided in Section 3 hereof for the balance of the agreed extended term, but the Company may thereafter avail itself again of the provisions of this Section 4A. The Company shall forthwith execute and deliver such documentation, if any, as RoyNat shall request to give effect to any interest rate conversion or extension of the term of this Debenture. The Company shall have no right to redeem this Debenture after conversion to a constant interest rate except as may be specified in the offer from RoyNat accepted by the Company, notwithstanding the provisions of Section 4 hereof.

     For the purposes of this Section:

        (a) "RoyNat's Term Base Rate", when set, shall be equal to the then existing Government of Canada Bond Yield for terms of 1 or 2 years plus .55%, and for terms of 3, 4 or 5 years plus .75%, as the case may be, for the fixed term selected; and

        (b) "Government of Canada Bond Yield" on any date means the yield to maturity, assuming semi-annual compounding, which a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity equal to the fixed interest rate period being offered by RoyNat, as quoted to RoyNat by a money market dealer or Canadian Charter Bank.

5. Partial Payments. In case less than the total principal amount of this Debenture is redeemed at any time, the principal amount so redeemed shall be credited against the principal payable hereunder in inverse order of maturity.

6. Security. As security for the payment of the principal, interest and all other moneys from time to time payable under this Debenture, and the performance by the Company of all its obligations hereunder, but subject to Permitted Encumbrances and to the exception as to leaseholds hereinafter contained, the Company hereby grants a security interest in and grants, assigns, mortgages and charges, as and by way of a first, fixed and specific mortgage and charge to and in favour of RoyNat all furniture, machinery, equipment, vehicles, accessories and other tangible personal property (other than Inventory) now owned or hereafter acquired by the Company, together with any proceeds of sale or disposition thereof, and including without limitation the property described in Schedule "B" hereto.

     And for the same consideration and purposes and subject to the same exceptions, the Company hereby charges as and by way of a first floating charge to and in favour of RoyNat the undertaking of the Company and all its property and assets for the time being, both present and future, and of whatsoever nature and wherever situate (other than property and assets from time to time effectively subjected to the fixed and specific mortgages and charges created hereby or by any instrument supplemental hereto).

     Provided that such floating charge shall not prevent the Company from time to time until the security hereby constituted shall have become enforceable from selling, leasing or otherwise disposing of the property, rights and assets included in such floating charge or from making expenditures with a view to the expansion of its business or from giving security constituting Permitted Encumbrances, all in the ordinary course of its business and subject to the provisions of this Debenture. In particular, the Company may give security to its bankers on its Inventory or by way of assignment of its accounts receivable (except to the extent such accounts receivable represent proceeds of the sale or disposition of property specifically mortgaged or charged hereunder or under any instrument supplemental hereto) and such security if validly perfected shall rank prior to the lien hereof on such assets without further action by RoyNat. Notwithstanding any other provision of this Debenture except as provided in the foregoing sentence, the security interests constituted hereby and by any supplemental security granted to RoyNat shall not be subordinate to, nor is there any intention to subordinate such security interests to, any Permitted Encumbrances or security interests held by others.

     All security interests created by this Debenture attach immediately upon execution of the Debenture. The attachment of the floating charge has not been postponed and the floating charge shall attach to any particular property intended to be subject to it as soon as the Company has rights in such property.

     All property and assets of the Company whether specifically charged or subjected to the floating charge are hereinafter referred to as the "Mortgaged Premises".

7. Exception as to Leaseholds. It is hereby declared that the last day of any term of years reserved by any lease or sublease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Company is excepted out of the Mortgaged Premises, but the Company shall stand possessed of any such reversion upon trust to assign and dispose thereof as RoyNat may direct.

8. Payments and Notice. Any payments not received by RoyNat by two o'clock p.m. on a Business Day shall be deemed to have been received on the next Business Day. Any notice required or desired to be given hereunder or under any instrument supplemental hereto shall be in writing and may be given by personal delivery, by facsimile or other means of electronic communication or by sending the same by registered mail, postage prepaid, to RoyNat or to the Company at their respective addresses set out above and, in the case of electronic communication, to the facsimile numbers set out above. Any notice so delivered shall be conclusively deemed given when personally delivered and any notice sent by facsimile or other means of electronic transmission shall be deemed to have been delivered on the Business Day following the sending of the notice, and any notice so mailed shall be conclusively deemed given on the third Business Day following the day of mailing, provided that in the event of a known disruption of postal service, notice shall not be given by mail. Any address for notice or payments herein referred to may be changed by notice in writing given pursuant hereto.

9. Covenants. (a) This Debenture is issued subject to and with the benefit of all the covenants, terms and conditions in Schedule "A" hereto which Schedule forms a part hereof.

        (b) In addition to such covenants, terms and conditions, the Company covenants with RoyNat that so long as this Debenture remains outstanding the Company shall:

                 (i) execute and deliver all such documents as may be necessary to maintain in force the pre-authorized payment system specified in the Offer of Finance; and

                 (ii) not permit Consolidated Working Capital to fall below a ratio of 1:1 excluding the current portion of term debt.


10. Offer of Finance. This Debenture is being issued by the Company to RoyNat pursuant to the terms of a certain letter agreement between the Company and RoyNat dated November 22, l996 (such letter agreement including any amendments thereto being herein called the "Offer of Finance"). All terms and conditions of the Offer of Finance shall remain in full force and effect, except to the extent inconsistent with the provisions of this Debenture.

11. Maximum Recovery. If any amounts, whether on account of interest, fees, bonus or additional consideration, becomes payable to or is received by RoyNat pursuant to this Debenture, the Offer of Finance, any other security document or other agreement which would exceed the maximum amount recoverable under applicable law on moneys advanced by RoyNat:

        (a) any amounts so payable shall be reduced and are hereby limited to the maximum amount recoverable under applicable law;

        (b) any amounts so received by RoyNat shall, at RoyNat's option, either be returned to the Company or, notwithstanding Section 4 hereof, be deemed to have been received by RoyNat as a partial redemption of this Debenture and shall be credited against principal payable hereunder in inverse order of maturity; and

        (c) if paragraph (a) requires the reduction in an amount or amounts payable to RoyNat, RoyNat in its sole discretion shall determine which amount or amounts shall be reduced to ensure compliance with this Section 11.

12. Extensions and Amendments. Any agreement for the extension of the time of payment of the moneys hereby secured or any part thereof made at, before or after maturity, and prior to the execution of a discharge or release of this Debenture, or any agreement for altering the term, rate of interest (whether increased or decreased), the amount of the principal payments hereunder or any other covenant or condition hereof, need not be registered in any office of public record but shall be effectual and binding upon the Company and upon every subsequent mortgagee, chargee, encumbrancer or other person claiming an interest in the Mortgaged Premises or any part thereof when executed by the Company and delivered to RoyNat.

13. Receipt and Waiver. The Company hereby acknowledges receipt of a true copy of this Debenture and, to the extent permitted by law, waives all rights to receive from RoyNat a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Debenture or any supplemental or collateral security granted to RoyNat.

14. Binding Effect, Governing Law and Headings. These presents are binding upon the parties hereto and their respective successors and assigns. This Debenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The division of this Debenture into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

15. Invalidity, etc. Each of the provisions contained in this Debenture is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of Debenture.

16. Waiver of Certain Legislation. The Company hereby declares and covenants that:

        (a) THE LAND CONTRACTS (ACTIONS) ACT (Saskatchewan) shall have no application to any action as defined in THE LAND CONTRACTS (ACTIONS) ACT with respect to this Debenture, any of the Mortgaged Premises or any supplemental or collateral security granted to RoyNat; and

        (b) THE LIMITATION OF CIVIL RIGHTS ACT (Saskatchewan) shall have no application to: (i) this Debenture; (ii) any indenture, instrument or agreement entered into by the Company, at any time hereafter, supplemental, collateral or ancillary hereto or in implementation of this Debenture or the Offer of Finance and involving the payment by the Company of money or the liability of the Company to pay money; (iii) any mortgage, charge or other security for the payment of the money made, given or created by this Debenture; (iv) any instrument or agreement entered into by the Company at any time hereafter, renewing or extending or collateral to this Debenture or any other security given to RoyNat by the Company; or (v) the rights, powers or remedies of RoyNat or a Receiver or any other person under this Debenture or under any other security granted by the Company to RoyNat or instrument or agreement collateral, supplemental or ancillary hereto or referred to in this Debenture; and

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                                     - 6 -

17.     (a)  Right of Consolidation.  The right of consolidation shall apply to this Debenture notwithstanding Section 27 of the PROPERTY LAW ACT of British Columbia or any similar statutory provision in force from time to time.

        (b) For the purposes of Section 198.1 of the LAND TITLE ACT (British Columbia), the floating charge hereby created over the Borrower's real and immovable property, both freehold and leasehold, shall become a fixed charge thereon upon the earlier of:

                 (i) the occurrence of an event described in clause 9(e), (f) or (g) of Schedule "A" hereto; or

                 (ii) RoyNat taking any action pursuant to clause 10 of
                      Schedule "A" hereto to enforce and realize on the security hereby constituted.


          IN WITNESS WHEREOF the Company has executed this Debenture.

                                        VENTURE SEISMIC LTD.


                                        By:     /s/ GREG WIEBE
                                            ----------------------------------
                                             Name:  Greg Wiebe
                                             Title: VP Finance & CFO

                                                                             c/s

                                        By:___________________________________
                                             Name:
                                             Title:

49690

                                  SCHEDULE "A"

1. THE COMPANY HEREBY DECLARES, COVENANTS AND AGREES THAT IT:

      (a) As to Title - is the sole legal and beneficial owner of the Mortgaged Premises and owns the same free of all encumbrances other than Permitted Encumbrances;

      (b) Future Acquisitions - shall at its expense on the request of RoyNat, execute and deliver to RoyNat such further assurances and documents as RoyNat may require to perfect RoyNat's security on all or any part of the Mortgaged Premises, or to specifically charge any or all of the property then subject to the floating charge created hereby;

      (c) Pay Costs - shall pay all costs and expenses (including legal fees on a solicitor and own client basis) of RoyNat incidental to or which in any way relates to this Debenture or its enforcement including:

          (i) the preparation, execution and filing of this Debenture and any instruments postponing, discharging, amending, extending or supplemental to this Debenture or any security required by the Offer of Finance ("RoyNat's Security");

          (ii)   perfecting and keeping perfected RoyNat's Security;

          (iii) maintaining the intended priority of RoyNat's Security on all or any part of the Mortgaged Premises;

          (iv)   taking, recovering or possessing the Mortgaged Premises;

          (v) taking any actions or other proceedings to enforce the remedies provided herein or otherwise in relation to this Debenture or the Mortgaged Premises, or by reason of a default hereunder or the non-payment of the moneys hereby secured;

          (vi) taking proceedings, giving notices and giving responses required under any applicable law concerning or relating to RoyNat's Security, including compliance with the provisions of applicable bankruptcy, insolvency, personal property security and mortgage enforcement legislation;

          (vii) any inspections required to be made to the Mortgaged Premises, or the review of any plans, specifications or other documentation which may require the approval or consent of RoyNat;

          (viii) obtaining the advice of counsel and other advisors in relation to the foregoing; all such costs and expenses and other monies payable hereunder, together with interest at the Loan Rate, shall be payable on demand and shall upon being incurred by RoyNat be secured hereby and constitute a charge on the Mortgaged Premises and any proceeds of realization;

      (d) To Pay Rents and Taxes - shall pay all rents, taxes and assessments lawfully imposed upon the Mortgaged Premises or any part thereof and upon the income and profits of the Company when the same become due and payable, shall show to RoyNat on request receipts for such payment, and shall not suffer any builders', construction, statutory or other liens or rights of retention, other than Permitted Encumbrances, to remain outstanding upon any of the Mortgaged Premises;

      (e) To Maintain Corporate Existence and Security - shall maintain its corporate existence, shall keep the Mortgaged Premises in good condition and repair, shall maintain the security hereby created as a valid and effective security at all times so long as any moneys are outstanding hereunder, shall carry on and conduct its business in a proper and efficient manner and in accordance with all applicable law, shall not materially alter the kind of business carried on by it, shall advise RoyNat promptly in writing of any proposed change in its name, shall observe and perform all of its obligations under leases, licences and other agreements to which it is a party so as to preserve and protect the Mortgaged Premises and the income therefrom, and shall keep proper books of accounts with correct entries of all transactions in relation to its business;

      (f) Not to Sell - shall not, except as otherwise permitted hereunder, remove, destroy, lease, sell or otherwise dispose of any of the Mortgaged Premises; provided that the Company may sell or otherwise dispose of furniture, machinery, equipment, vehicles and accessories which have become worn out or damaged or otherwise unsuitable for their purposes on condition that it shall substitute therefor, subject to the lien hereof and free from prior liens or charges, property of equal value so that the security hereby constituted shall not thereby be in any way reduced or impaired;

      (g) To Hold Proceeds of Unauthorized Sale in Trust - in the event the Mortgaged Premises or any part thereof are sold or disposed of prior to the full discharge of this Debenture by RoyNat, in any manner not authorized by this Debenture, shall hold all proceeds of such sale or disposition received by the Company as trustee for RoyNat until the Company has been fully released from this Debenture by RoyNat;

      (h) To Insure - shall keep insured the Mortgaged Premises with reputable insurers approved by RoyNat in such amounts against loss or damage by fire and other causes or perils as RoyNat may reasonably require and shall pay all premiums necessary for such purposes as the same shall become due. All policies of insurance issued in respect of the Mortgaged Premises and all proceeds thereof are hereby assigned to RoyNat as security for the Company's obligations hereunder. Each policy of insurance shall show RoyNat as loss payee, as its interest may appear, shall contain such mortgage clauses as RoyNat may require, shall be in terms satisfactory to RoyNat and, at the request of RoyNat, shall be delivered to and held by RoyNat;

      (i) To Furnish Proofs - shall forthwith on the happening of any loss or damage furnish at its expense all necessary proofs and do all necessary acts to enable RoyNat to obtain payment of the insurance moneys;

      (j) Inspection by RoyNat - shall allow any employees or authorized agents of RoyNat at any reasonable time to enter the premises of the Company to inspect the Mortgaged Premises, including without limitation the right to undertake soil, ground water, environmental or other tests, measurements or surveys in, on or below the Mortgaged Premises, and to inspect the books and records of the Company and make extracts therefrom, and shall permit RoyNat prompt access to such other persons as RoyNat may deem necessary or desirable for the purposes of inspecting or verifying any matters relating to any part of the Mortgaged Premises or the books and records of the Company, provided that any information so obtained shall be kept confidential, save as required by RoyNat in exercising its rights hereunder. The Company shall pay all costs and expenses of agents retained by RoyNat for purposes of inspection under this clause (j);

      (k) Deliver Financial Statements - shall deliver to RoyNat within 90 days of the close of each financial year of the Company one copy of the audited annual financial statements for that year, including the balance sheet and statements of income, retained earnings and changes in financial position accompanied by the report of the Company's auditors, and such other statements or reports as may be required by RoyNat in the Offer of Finance, and within 45 days after the first half of each of the Company's financial years, one copy of the interim financial statements signed by an authorized officer of the Company, all of which financial statements shall be prepared in accordance with generally accepted accounting principles; and shall at the same time deliver to RoyNat copies of all management reports prepared by the auditors of the Company together with any other statements stipulated in the Offer of Finance;

      (l) Not to Create Certain Charges - without the prior written consent of RoyNat, which consent shalln ot be unreasonably withheld, shall not create or suffer to exist any charge or encumbrance over all or any portion of the Mortgaged Premises ranking or purporting to rank prior to or pari passu with the charges hereof, other than Permitted Encumbrances, and shall not permit any subsidiary to mortgage, charge or otherwise encumber any of its property or assets or issue any bonds, debentures, shares or other securities, except to the Company;

      (m) Not to Remove - prior to the removal of any of the Mortgaged Premises from the province in which it is situated at the date of this Debenture or to leasehold property, the Company shall effect such further registrations and obtain such other consents and give such other security, at the sole cost and expense of the Company, as may be required or desirable to protect or preserve the security hereby created, and the Company shall forthwith notify RoyNat of the intended removal and the action proposed to be taken;

      (n) No Actions - has received no notice of and has no knowledge of any pending, potential or threatened litigation or claim for judicial or administrative action which would adversely affect the Mortgaged Premises or their use or market value;

      (o)  Compliance with Environmental Laws -

           (i) shall conduct and maintain its business, operations and the Mortgaged Premises so as to comply in all respects with all applicable Environmental Laws, including obtaining all necessary licenses, permits, consents and approvals required to own or operate the Mortgaged Premises and the business carried out on, at or from the Mortgaged Premises;

           (ii) except as specifically permitted by RoyNat in writing, the Company shall not permit or suffer to exist, Contaminants or dangerous or potentially dangerous conditions in, on or below the Mortgaged Premises including, without limitation, any polychlorinated biphenyls, radio-active substances, underground storage tanks, asbestos or urea formaldehyde foam insulation;

           (iii) has no knowledge of the existence of Contaminants or dangerous or potentially dangerous conditions at, on or under the Mortgaged Premises or any properties in the vicinity of the Mortgaged Premises which could affect the Mortgaged Premises or the market value thereof;

           (iv) has not given or received, nor does it have an obligation to give, any notice, claim, communication or information regarding any past, present, planned or threatened treatment, storage, disposal, presence, release or spill of any Contaminant at, on, under or from the Mortgaged Premises or any property in the vicinity of the Mortgaged Premises, including any notice pursuant to any Environmental Laws or any environmental report or audit. The Company shall notify RoyNat promptly and in reasonable detail upon receipt of any such claim, notice, communication or information or if the Company becomes aware of any violation or potential violation of the Company of any Environmental Laws and shall describe therein the action which the Company intends to take with respect to such matter;

           (v) upon the request of RoyNat shall establish and maintain a system to assure and monitor continued compliance with, and to prevent the contravention of, Environmental Laws, which system shall include periodic reviews of such compliance system;

           (vi) shall at the Company's expense, if reasonably requested by RoyNat in writing, retain an environmental consultant acceptable to RoyNat, acting reasonably, to undertake environmental tests and to prepare a report or audit with respect to the Mortgaged Premises and deliver same to RoyNat for its review; and

           (vii) shall indemnify and save harmless RoyNat, its officers, directors, employees, agents and shareholders from and against all losses, damages or costs suffered by RoyNat arising from or relating to any breach by the Company of the foregoing covenants in this clause 1(o) and any breach by the Company or any other person now or hereafter having an interest in the Mortgaged Premises which is asserted or claimed against RoyNat. This indemnity shall survive the payment in full of all amounts secured hereunder and the discharge of this Debenture. RoyNat shall hold the benefit of this indemnity in trust for those indemnified persons who are not parties to this Debenture.

2. Waiver of Covenants. RoyNat may waive any breach by the Company of any of the provisions contained in this Debenture or any default by the Company in the observance or performance of any covenant or condition required to be observed or performed by the Company hereunder, provided that no such waiver or any other act, failure to act or omission by RoyNat shall extend to or be taken in any manner to affect any subsequent breach or default or the rights of RoyNat resulting therefrom.

3. Performance of Covenants by RoyNat. If the Company shall fail to perform any covenant on its part herein contained, RoyNat may in its absolute discretion perform any such covenant capable of being performed by it. If any such covenant requires the payment of money or if the Mortgaged Premises or any part thereof shall become subject to any charge ranking in priority to the lien hereof, RoyNat may make such payment and/or pay or discharge such charge, but shall be under no obligation to do so. All sums so paid by RoyNat, together with interest at the Loan Rate, shall be payable on demand and shall constitute a charge upon the Mortgaged Premises. No such performance or payment shall relieve the Company from any default hereunder or any consequences of such default.

4. Appointment of Monitor. If in the opinion of RoyNat, acting reasonably, a material adverse change has occurred in the financial condition of the Company, or if RoyNat in good faith believes that the ability of the Company to pay any of its obligations to RoyNat or to perform any other covenant contained herein has become impaired or if an event of default has occurred, RoyNat may by written notice to the Company, appoint a monitor (the "Monitor") to investigate any or a particular aspect of the business and affairs of the Company for the purpose of reporting to RoyNat. The Company shall give the Monitor its full co-operation, including full access to facilities, assets and records of the Company and to its creditors, customers, contractors, officers, directors, employees, auditors and agents. The Monitor shall not exercise any decision making or other management responsibilities in connection with the affairs of the Company. The Monitor shall have no responsibility for the affairs of the Company nor shall it participate in the management of the Company's affairs. The Monitor shall act solely on behalf of RoyNat and shall have no contractual relationship with the Company as a consultant or otherwise. The appointment of a Monitor shall not be regarded as an act of enforcement of this Debenture. All reasonable fees and expenses of the

Monitor shall be paid by the Company upon submission to it of a written invoice therefor.

5. Application of Insurance Proceeds. Any insurance moneys received by RoyNat pursuant to clause 1(i) above may at the option of RoyNat be applied to rebuilding or repairing the Mortgaged Premises, or be paid to the Company, or any such moneys or any insurance moneys received by RoyNat upon the death of any person whose life is insured under any policy of insurance assigned to RoyNat as security for the obligations of the Company hereunder may be applied in the sole discretion of RoyNat, in whole or in part, to the repayment of the principal amount hereby secured or any part thereof whether then due or not, with any partial payments to be credited against principal instalments payable hereunder in inverse order of their maturity dates.

6. No Merger or Novation. The taking of any judgment or the exercise of any power of seizure or sale shall not operate to extinguish the liability of the Company to perform its obligations hereunder or to pay the moneys hereby secured, shall not operate as a merger of any covenant herein contained or affect the right of RoyNat to interest at the Loan Rate in effect from time to time hereunder, and the acceptance of any payment or other security shall not constitute or create any novation. The execution and delivery of this Debenture or of any instruments or documents supplemental hereto shall not operate as a merger of any representation, warranty, term, condition or other provision contained in any other obligation or indebtedness of the Company to RoyNat or under the Offer of Finance.

7. Security in Addition. The security hereby constituted is in addition to any other security now or hereafter held by RoyNat. The taking of any action or proceedings or refraining from so doing, or any other dealings with any other security for the moneys secured hereby, shall not release or affect the charges created hereby.

8. Partial Discharges. RoyNat may in its sole discretion grant partial discharges in respect of any of the Mortgaged Premises on such terms and conditions as it shall deem fit and no such partial discharges shall affect the remainder of the security constituted hereby nor shall it alter the obligations of the Company hereunder.

9. Events of Default. The whole of the principal balance remaining unpaid together with interest and all other moneys secured by this Debenture shall, at the option of RoyNat, become immediately due and payable and the security hereby created shall become enforceable in each of the following events (each event being herein called an "event of default"):

   (a) if the Company defaults in payment of the principal of or interest on this Debenture or on any other indebtedness of the Company to RoyNat when the same becomes due;

   (b) if the Company defaults in the performance or observance of any of the covenants contained in clause 9(b) of the Debenture or in clauses 1(f), 1(j), 1(l) or 1(m) of this Schedule or section 4 of this Schedule;

   (c) if the Company defaults in the performance or observance of any other covenant or condition herein contained and such default shall continue for 15 days after written notice thereof to the Company by RoyNat;

   (d) if there is any material misrepresentation or misstatement contained in any certificate or document delivered by an officer or director of the Company in connection with this Debenture;

   (e) if the Company institutes any proceeding or takes any corporate action or executes any agreement or notice of intention to authorize its participation in or commencement of any proceeding (i) seeking to adjudicate it a bankrupt or insolvent, or (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the COMPANIES' CREDITORS ARRANGEMENT ACT or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation);

   (f)  if any proceeding is commenced against or affecting the Company:

        (i)   seeking to adjudicate it a bankrupt or insolvent;

        (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation); or

        (iii) seeking appointment of a receiver, trustee, agent, custodian or other similar official for it or for any part of its properties and assets, including the Mortgaged Premises or any part thereof;

   (g) if an encumbrancer or secured creditor shall appoint a receiver or agent over any part of the Mortgaged Premises, or take possession of any part of the Mortgaged Premises or if any execution, distress or other process of any court becomes enforceable against any of the property of the Company, or a distress or like process is levied upon any of such property unless suchdistress or process is being diligently and with merit defended;

   (h) if the Company takes any corporate proceedings for its dissolution, liquidation or amalgamation with another company or if the corporate existence of the Company shall be terminated by expiration, forfeiture or otherwise;

   (i) if a default occurs under any agreement supplemental hereto or under any other security previously, now or hereafter granted to RoyNat by the Company or any guarantor of the obligations of the Company or should any party to any agreement supplemental or collateral hereto fail to carry out or observe any covenant or condition on its part to be observed or performed and such default continues for 15 days after written notice thereof to the Company by RoyNat;

   (j) if Voting Control of the Company shall change without the prior written consent of RoyNat.

10. Enforcement. Upon the happening of any event of default, RoyNat shall have the following rights, powers and remedies in addition to any other rights, powers and remedies which otherwise may be available to it in law:

   (a) to enter upon and take possession of all or any part of the Mortgaged Premises;

   (b) to preserve and maintain the Mortgaged Premises and make such replacements thereof and additions thereto as it shall deem advisable;

   (c) to exercise all powers necessary to the performance of all functions provided for herein including without limitation the powers to purchase on credit, to borrow money in the Company's name or in its own name and to advance its own money to the Company at such rates of interest as it may deem reasonable;

   (d) to sell, for cash or credit or part cash and part credit, lease or dispose of all or any part of the Mortgaged Premises whether by public auction or by private sale or lease in such manner as RoyNat may determine, provided that it shall not be incumbent on RoyNat to sell, lease or dispose of the said property but that it shall be lawful for RoyNat peaceably to use and possess the same without hindrance or interruption by the Company, or any other person or persons whomsoever, and to receive income from such property and to convey, transfer and assign to a purchaser or purchasers the title to any undertaking, property and assets so sold and provided further that in the case of a sale on credit RoyNat shall only be liable to account to the Company, any subsequent encumbrancers and others for moneys actually received by RoyNat; and

   (e) to appoint by instrument any person or persons to be a Receiver of all or any portion of the undertaking, property and assets hereby charged, to fix the Receiver's remuneration and to remove any Receiver so appointed and appoint another or others in his stead.

11.  Powers of Receiver.

 (1) Any Receiver shall have all of the powers of RoyNat set out in Section 10 of this Schedule and, in addition, shall have the following powers:

   (a) to carry on the business of the Company and to enter into any compromise or arrangement on behalf of the Company; and

   (b) with the prior written consent of RoyNat to borrow money in his name or in the Company's name, for the purpose of carrying on the business of the Company and for the preservation and realization of the undertaking, property and assets of the Company including, without limitation, the right to pay persons having prior charges or encumbrances on properties on which the Company may hold charges or encumbrances, with any amount so borrowed and any interest thereon to be a charge upon the Mortgaged Premises in priority to this Debenture;

 (2) Any Receiver appointed pursuant to the provisions hereof shall be deemed to be an agent of the Company for the purposes of:

   (a)  carrying on and managing the business and affairs of the Company, and

   (b) establishing liability for all of the acts or omissions of the Receiver while acting in any capacity hereunder and RoyNat shall not be liable for such acts or omissions,

provided that, without restricting the generality of the foregoing, the Company irrevocably authorizes RoyNat to give instructions to the Receiver relating to the performance of its duties as set out herein.

12. Application of Moneys. All moneys actually received by RoyNat or by the Receiver pursuant to Sections 10 and 11 of this Schedule shall be applied:

   (a) first, in payment of claims, if any, of secured creditors of the Company, including any claim of the Receiver pursuant to clause 11(1), ranking in priority to the charges created by this Debenture;

   (b) second, in payment of all costs, charges and expenses of and incidental to the appointment of the Receiver (including legal fees on a solicitor and its own client basis) and the exercise by the Receiver or RoyNat of all or any of the powers granted to them under this Debenture, including the reasonable remuneration of the Receiver or any agent or employee of the Receiver or any agent of RoyNat and all outgoings properly paid by the Receiver or RoyNat in exercising their powers as aforesaid;

   (c) third, in or towards the payment to RoyNat of all moneys due to it by the Company in such order as RoyNat in its sole discretion may determine; and

   (d) fourth, subject to applicable law, any surplus shall be paid to the Company.

13. Restriction on Company and its Officers and Directors. Upon the Company receiving notice from RoyNat of the taking of possession of the Mortgaged Premises or the appointment of a Receiver, all the powers, functions, rights and privileges of each of the directors and officers of the Company with respect to the properties, business and undertaking of the Company shall cease unless specifically continued by the written consent of RoyNat.

14. Discharge and Satisfaction. Upon payment by the Company to RoyNat of all moneys hereby secured, these presents shall cease and become null and void and the Mortgaged Premises shall revest in the Company without any acknowledgement or formality, but RoyNat shall upon the request and at the expense of the Company, execute and deliver to the Company a full release and discharge.

15. No Obligation to Advance. Neither the issue and delivery of this Debenture nor the advance of any funds hereunder shall obligate RoyNat to advance any further funds hereunder.

16. Limited Power of Attorney. The Company hereby appoints RoyNat as the Company's attorney, with full power of substitution, in the name and on behalf of the Company, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Company has agreed to execute, deliver and do hereunder, under the Offer of Finance or otherwise, or as may be required by RoyNat or any Receiver to give effect to this Debenture or in the exercise of any rights, powers or remedies hereby conferred on RoyNat or any Receiver, and generally to use the name of the Company in the exercise of all or any of the rights, powers or remedies hereby conferred on RoyNat or any Receiver. This appointment, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Company or for any other reason.

17. Interpretation. As used herein the following expressions shall have the following meanings:

   (a) "Applicable Period", with respect to any Interest Period, means the period commencing on the 8th day of the month in which such Interest Period commences and ending on the 7th day of the following month, except that if the rate of interest hereunder is being determined:

        (i) for the purpose of redemption by the Company, the Applicable Period shall end on the 7th day preceding the redemption date; or

        (ii) for any other purpose, other than the payment of interest on the day following an Interest Period, the Applicable Period shall end on the day preceding the day on which the rate is being determined and the following Applicable Period shall commence on such day.

   (b) "Business Day" means any day except Saturday, Sunday or a statutory holiday.

   (c) "Contaminant" means any solid, liquid, gas, odour, heat, sound, smoke, waste, vibration, radiation or combination of any of them resulting directly or indirectly from human activities that may cause: (i) impairment of the quality of the natural environment for any use that can be made of it, (ii) injury or damage to property or to plant or animal life, (iii) harm or material discomfort to any person, (iv) an adverse affect on the health of any person, (v) impairment of the safety of any person, (vi) rendering any property or plant or animal life unfit for use by man, (vii) loss of enjoyment of normal use of property, or (viii) interference with the normal conduct of business, and includes any pollutant or contaminant as defined in any applicable Environmental Laws and any biological, chemical or physical agent which is regulated, prohibited, restricted or controlled.

   (d) "Environmental Laws" means the common law and all applicable federal, provincial, local, municipal, governmental or quasi-governmental laws, rules, regulations, licences, orders, permits, decisions or requirements concerning Contaminants, occupational or public health and safety or the environment and any other order, injunction, judgment, declaration, notice or demand issued thereunder;

   (e) "Interest Period" means each monthly period commencing on the 15th day of a month and ending on the 14th day of the following month.

   (f) "Inventory" means property of the Company held for sale including products purchased for resale, finished goods, work in process and raw materials but not including any property not intended to be directly incorporated in finished goods or products to be sold.

   (g) "Loan Rate" means the rate of interest specified in Section 3 of the Debenture.

   (h) "Receiver" shall include one or more of a receiver, receiver-manager or receiver and manager of all or a portion of the undertaking, property and assets of the Company appointed by RoyNat pursuant to this Debenture.

   (i) "RoyNat" means RoyNat Inc., its successors and assigns and, where applicable, includes those for whom it acts as nominee or agent.

   (j) "RoyNat's Floating Base Rate for the Applicable Period" means, with respect to any Applicable Period, the arithmetic average (rounded to three decimal places) of the annual rate of interest which is the rate determined as being the arithmetic average of the "BA 1 month" rate applicable to Canadian Dollar bankers' acceptances displayed and identified as such on the "Reuters' Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as at approximately 10:00 a.m. on each Business Day during such Applicable Period, plus .50%; provided, however, if such rate does not appear on the Reuters' Screen CDOR Page as contemplated on any Business Day during such Applicable Period, then the rate on such Business Day shall be the prime lending rate of The Bank of Nova Scotia as at approximately 10:00 a.m. on such Business Day.

   (k) "Voting Control" means the ownership of a sufficient number of outstanding shares of a corporation to elect a majority of its directors; and "Voting Control of the Company" means the Voting Control of the Company stated in the Offer of Finance or such different Voting Control as shall have been effected with the prior written consent of RoyNat.

   (l) "Working Capital" of a company means the excess of its current assets over its current liabilities calculated in accordance with generally accepted accounting principles with any dissent as to the calculation thereof being conclusively resolved by RoyNat; and "Consolidated Working Capital" means the Working Capital of the Company and all its subsidiaries calculated on a consolidated basis.

   (m) "Permitted Encumbrances" means any of the following:

       (i) liens for taxes, assessments, governmental charges or levies not at the time due;

       (ii) easements, rights of way or other similar rights in land existing at the date of this Debenture which in the aggregate do not materially impair the usefulness in the business of the Company of the property subject thereto;

       (iii) rights reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same or to require annual or other periodic payments as a condition to the continuance thereof;

       (iv) any lien or encumbrance the validity of which is being contested by the Company in good faith and in respect of which either there shall have been deposited with RoyNat cash in an amount sufficient to satisfy the same or RoyNat shall be otherwise satisfied that its interests are not prejudiced thereby;

       (v) any reservations, limitations, provisos and conditions expressed in any original grant from the Crown;

       (vi) title defects or irregularities which, in the opinion of counsel to RoyNat, are of a minor nature and in the aggregate shall not materially impair the usefulness in the business of the Company of the property subject thereto; and

       (vii) validly perfected security given by the Company to its bankers on its Inventory or under assignments of its accounts receivable, except to the extent that such accounts receivable represent proceeds of the sale or disposition of property specifically charged, mortgaged or assigned under this Debenture or any security supplemental hereto;

       (viii) builder's carrier's, warehouseman's mechanic's or other similar liens incidental to construction or operations which have not at such time been filed pursuant to law and relate to obligations not due or delinquent or related to obligations being contested at the time in good faith by the Borrower, provided that the Borrower has posted security therefor with the Lender or with the lienholder in an amount sufficient to discharge same;

        (ix) purchase money Security Interests, upon or in any property acquired or held by the Borrower in the ordinary course of business, to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property and Security Interests existing on such property at the time of its acquisition (other than any such Security interest created in contemplation of such acquisition); provided, however, that the aggregate principal amount of the indebtedness secured by the Security Interests referred to in this paragraph (ix) shall not exceed $500,000 in the aggregate in any fiscal year.

        (x) Security Interests incurred or, trusts or deposits arising in connection with workers' compensation, unemployment insurance pension, employment or other social benefit laws or regulations or any judgment under such laws or regulations; provided however, (i) the Borrower' obligations thereunder are not at the time due or delinquent, or (ii) the validity of which is being contested by the Borrower in good faith and by appropriate proceedings, provided that no execution in respect of such Security Interest, trust or deposit has been initiated or, if initiated, such execution has been stayed, and (iii) all such failures in the aggregate have no material adverse effect on the financial condition of the Borrower;

        (xi) Security Interests securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and performance bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens, provided, however, that all such Security Interests (i) in the aggregate have no material adverse effect on the financial condition of the Borrower and (ii) do not secure directly or indirectly judgments in excess of $50,000;




49694

CONFIDENTIAL
============


December 20, 1996


Venture Seismic Ltd.
3110 - 80th Avenue S.E.
Calgary, Alberta
T2C 1J3

Attention:  Mr. Brian Kozun, President

Dear Sir:

Re:  Debenture in the amount of $7,000,000
     Authorized November 22, 1996
     (In Favour of RoyNat Inc.)
------------------------------------------

     We are pleased to advise the following change to the above noted Debenture has been authorized:

1.   Change the interest rate on the superseding loan as follows:

     FROM:              C+2.75%

     TO:                C+3.00%

2. The interest rate will be reduced to RoyNat's floating cost of funds plus 2.75% if the Company substantially achieves its 1997 forecast as evidenced by receipt of the September 30, 1997 audited year end financial statements which are to be satisfactory to RoyNat.

Venture Seismic Ltd.                  -2-                     December 20, 1996


        All other terms and conditions of the RoyNat security relating to the above noted Debenture shall remain unchanged or as subsequently amended.

        Please acknowledge your acceptance of the foregoing by signing and returning the enclosed duplicate copy of this letter on or before December 20, 1996.

 Yours truly,


 RoyNat Inc. Per:

  /s/ BLAIN CLOW                                     /s/ R.A. KELLINGTON
----------------------                              --------------------------
      Blain Clow                                         R.A. Kellington
Senior Account Manager                              Manager, Corporate Lending


BC/sa

ACCEPTED this 20 day of December, 1996.

For:    Venture Seismic Ltd.

Per:    /s/ BRIAN KOZUN
        ------------------------------

        ------------------------------

CORPORATE GUARANTOR:

        Date:  December 20/96
             ---------------------------------

        For:  Boone Geophysical Inc.

        Per: /s/ BRIAN KOZUN
             ---------------------------------

        Per:
             ---------------------------------